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                                                                    EXHIBIT 23.2

              [YOUNG CONAWAY STARGATT & TAYLOR, LLP LETTERHEAD]


                               August 24, 1998



Greenwood Trust Company
12 Read's Way
New Castle, Delaware  19720

                  Re:      Discover Card Master Trust I

Ladies and Gentlemen:

             We hereby consent to the filing of our opinion as an Exhibit to the Registration Statement on Form S-3 of Greenwood Trust Company on or about
August 24, 1998 and to the references to our firm in the prospectus included therein under the captions "The Seller -- Insolvency-Related Matters" and "Legal Matters".

                                            Very truly yours,

                                            YOUNG CONAWAY STARGATT & TAYLOR, LLP



                                            By: /s/ Richard A. Levine
                                               ---------------------------------
                                                     Richard A. Levine